UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2007

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2007, the Board of Directors of Bowne & Co., Inc. (the "Registrant") adopted an amendment to the Registrant's By-Laws (the "By-Laws").

The amendment to the By-Laws was adopted by the Registrant to comply with a recent amendment to the New York Stock Exchange ("NYSE") rules that requires NYSE listed companies to have their listed securities eligible to participate in the Direct Registration System ("DRS"). DRS is a system administered by The Depository Trust Company, which allows an investor's ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.

The text of the amendment, which adds a new Article VIII, Section 2 to the By-Laws, is as follows:

"Section 2. Electronic Securities Recordation.

Notwithstanding the provisions of Section 1 of this Article VIII, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

October 1, 2007	By:	Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary